UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) February 5, 2002

PORTLAND GENERAL ELECTRIC COMPANY

(Exact name of registrant as specified in its charter)

Oregon	Commission File Number	93-0256820
(State or other jurisdiction of incorporation or organization)	1-5532-99	(I.R.S. Employer Identification No.)

121 SW Salmon Street, Portland, Oregon 97204

(Address of principal executive offices) (zip code)

Registrant's telephone number, including area code: (503) 464-8000

Item 4. Changes in Registrant's Certifying Accountant

 (a)    Arthur Andersen LLP

(i) On February 5, 2002, Arthur Andersen LLP resigned as Portland General Electric Company's (PGE) independent public accountants due to concerns about Arthur Andersen LLP's ability to continue as auditors for PGE. Arthur Andersen LLP's decision resulted from considerations of applicable professional standards including, but not limited to, those applicable to auditor independence relating to recent events involving Enron Corp. PGE is a wholly owned subsidiary of Enron Corp., though it is not a part of Enron Corp.'s bankruptcy proceedings.

(ii) The reports of Arthur Andersen LLP on the financial statements for the past two years (1999 and 2000) contained no adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principle. Arthur Andersen LLP has indicated that they have not withdrawn any of their opinions expressed in their auditors' reports for any periods for which they conducted PGE's audits. See Exhibit 99 attached to this Form 8-K for PGE's Press Release dated February 11, 2002.

(iii) In connection with its audits for the two most recent years (1999 and 2000) and through February 5, 2002, there have been no disagreements with Arthur Andersen LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements if not resolved to the satisfaction of Arthur Andersen LLP would have caused them to make reference thereto in their report on the financial statements for such years.

(iv) During the two most recent years (1999 and 2000) and through February 5, 2002, there have been no reportable events (as defined in Regulation S-K Item 304(a)(1)(v)).

(v) PGE has requested that Arthur Andersen LLP furnish it with a letter addressed to the Securities and Exchange Commission stating whether or not it agrees with the above statements. A copy of the letter from Arthur Andersen LLP dated February 12, 2002 is filed as Exhibit 16 to this Form 8-K.

Item 7. Financial Statements and Exhibits

(c)    Exhibits:

(16)    Letter re: Change in Certifying Accountant

            Arthur Andersen LLP Letter dated February 12, 2002

(99)    Additional Exhibit

            PGE's Press Release dated February 11, 2002

EXHIBIT 16

February 12, 2002

Office of the Chief Accountant

Securities and Exchange Commission

450 Fifth Street, N.W.

Washington, D. C. 20549

We have read Item 4 included in the Form 8-K dated February 5, 2002 of Portland General Electric Company to be filed with the Securities and Exchange Commission and are in agreement with the statements contained therein.

Very truly yours,

/s/ Arthur Andersen LLP

 EXHIBIT 99

FOR IMMEDIATE RELEASE For more information, please contact:

February 11, 2002 Kregg Arntson, PGE media relations, 503-464-7695

Portland General Electric Announces Resignation of Arthur Andersen

Portland, Ore. -- Portland General Electric (PGE), (NYSE: PGB, 8 1/4 % QUIDS), today announced that its auditing firm, Arthur Andersen LLP, has withdrawn as its auditor, effective Feb. 5, 2002. Andersen did not indicate that the withdrawal related to any disagreements concerning financial statement disclosure, accounting principles, practices or auditing scope and procedure. Andersen has indicated that it has not withdrawn any of its opinions expressed in their auditors' reports for any periods for which they conducted PGE audits. PGE is not aware of any disagreements with Andersen concerning accounting issues.

PGE understands that this withdrawal relates to Andersen's professional standards concerns, including auditor independence issues, relating to recent events involving Enron Corp. PGE is a wholly owned subsidiary of Enron Corp., though it is not a part of Enron Corp.'s bankruptcy proceedings. The timing of Andersen's withdrawal and the necessity to engage another auditor may result in a delay in the filing of PGE's 2001 Annual Report on Form 10-K. PGE is currently talking to major accounting firms and plans to name a replacement auditor as soon as possible. A Current Report on Form 8-K covering the withdrawal of Andersen will be filed by PGE with the SEC no later than Tuesday, Feb. 12, 2002.

Portland General Electric, headquartered in Portland, Ore., is a fully integrated electric utility serving more than 730,000 residential, commercial and industrial customers in northwest Oregon. With more than a century of experience in power generation, transmission and distribution, PGE is a recognized leader in the utility industry. PGE's Internet address is www.PortlandGeneral.com.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PORTLAND GENERAL ELECTRIC COMPANY
(Registrant)

February 12, 2002	By:	/s/ James J. Piro
James J. Piro Senior Vice President Chief Financial Officer and Treasurer

February 12, 2002	By:	/s/ Kirk M. Stevens
Kirk M. Stevens Controller and Assistant Treasurer